Exhibit 10.19

ASSUMPTION AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged PayEase Technology (Beijing) Co., Ltd. hereby assumes the obligations of PayEase Beijing (HK) Limited and its subsidiaries under that certain Nominee Agreement dated December 3, 2010 by and between Loyalty Alliance Enterprise Corporation and its subsidiaries, on the one hand, and PayEase Beijing (HK) Limited and its subsidiaries, on the other hand. This Assumption Agreement is effective as of the date of that certain Equity Transfer Agreement by and among PayEase (HK) Limited, Beijing PayEase E-Commerce Co., Ltd. and Beijing Jinquan Travel Service Co., Ltd. pursuant to which PayEase Beijing (HK) Limited transferred its equity interest in PayEase Technology (Beijing) Co., Ltd. Loyalty Alliance Enterprise Corporation and its subsidiaries are express third party beneficiaries under this Assumption Agreement.

PAYEASE TECHNOLOGY (BEIJING) CO., LTD.

By:	/s/ Abraham Jou

Name:	Abraham Jou

Title:	Director